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                                                                     EXHIBIT 8.5

                                                                DRL/1b

                                                                12 December 1997


ESG Re Limited
Skandia International House
16 Church Street
Hamilton HM 11
Bermuda


Dear Sirs,

RE: ESG RE LIMITED (THE "COMPANY")
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We have acted as special Bermuda counsel to the Company and European Specialty
Reinsurance (Bermuda) Limited in connection with:

(i) the direct sale by the Company of 2,673,799 Common Shares (the "Direct Shares") of the Company, par value $1.00 to the Direct Purchasers;

(ii) the issuance of 900,000 Common Shares (the "Formation Shares") in exchange for all of the outstanding shares of European Specialty Group Holding AG pursuant to the Share Exchange Agreements dated 12 November 1997 (appearing as Exhibits 2.1 and 2.2 to the Registration Statement as defined therein); and

(iii) the registration by the Company for sale in an underwritten public offering of 9,000,000 Common Shares of the Company (the "Public Shares" and together with the Direct Shares and the Formation Shares, the "Shares") pursuant to a Registration Statement (Registration No. 333-40341) on Form F-1, as filed on 17 November 1997 with the United States Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933 of the United States of America as amended, and the Rules and Regulations promulgated thereunder.

The sections entitled "Certain Tax Considerations -Taxation of the Company and its Subsidiaries - Bermuda" and "Certain Tax Considerations - Taxation of Shareholders - Bermuda Taxation" in the Registration Statement constitute our opinion with respect to the matters set forth therein.

We hereby consent to the filing of this opinion with the Commission and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement.

As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction


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other than Bermuda and, accordingly, our opinion is limited to that extent.
Further, we do not admit to being an expert within the meaning of the Act.

This opinion is to be governed by and construed in accordance with Bermuda law.

Yours faithfully,



APPLEBY, SPURLING & KEMPE


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